Exhibit 99.6

                    BEFORE THE ARIZONA CORPORATION COMMISSION

WILLIAM A. MUNDELL
     Chairman

JIM IRVIN
     Commissioner

MARC SPITZER
     Commissioner

IN THE MATTER OF ARIZONA PUBLIC    |
SERVICE COMPANY'S REQUEST FOR A    |
VARIANCE OF CERTAIN REQUIREMENTS   |
OF A.A.C. R14-2-1606               |                  DOCKET NO. E-01345A-01-___
------------------------------------

                    REQUEST OF ARIZONA PUBLIC SERVICE COMPANY
             FOR A PARTIAL VARIANCE TO A.A.C. R14-2-1606(B) AND FOR
                     APPROVAL OF A PURCHASE POWER AGREEMENT

     An examination of the current and likely future state of the volatile wholesale power market has led Arizona Public Service Company ("APS" or
"Company") to the inescapable conclusion that adherence to the competitive bidding requirements of the Electric Competition Rules will not produce the intended result of reliable retail electric service for Standard Offer customers at reasonable rates. Moreover, it would not constitute a prudent power acquisition strategy under such circumstances. Accordingly, APS hereby requests that the Arizona Corporation Commission ("Commission") grant the Company a partial variance to A.A.C. R14-2-1606(B) ("Rule 1606")(1), which Rule would otherwise obligate APS to acquire all of its customers' Standard Offer generation requirements from the competitive market (with at least 50% of that coming through an untested and unspecified "competitive bidding" process)
beginning in 2003.

----------
(1)  A.A.C. R14-2-1816(C) specifically allows the Commission to grant "variances or exemptions" to the Electric Competition Rules (A.A.C. R14-2-1601, ET
     SEQ.).

     In conjunction with the requested partial variance, APS further asks the
Commission to approve as just and reasonable the attached long-term purchase power agreement ("PPA") between the Company and Pinnacle West Capital
Corporation ("PWCC"). The PPA represents a firm contract backed by the physical assets of a diverse portfolio of Arizona-based generation supplies dedicated to
APS Standard Offer customers.

     For the reasons set forth below, APS believes this partial variance and the
PPA are in the public interest and represent the sort of prudent power acquisition strategy that is at the heart of Rule 1606. The Company therefore requests that the Commission act on these matters by year's end.

                                       I.
                                  INTRODUCTION

     APS has never construed the Commission's Electric Competition Rules as abrogating the Company's responsibility to provide reliable and reasonably-priced service to its customers. To that end, APS (through its electric generation affiliate) has invested more than a billion dollars since
1999 to reliably meet the needs of APS consumers. Indeed, the genesis of this partial variance request is the Company's deep concern over the need for continued reliable service to APS Standard Offer customers in an increasingly competitive yet unstable wholesale generation market. That instability is evidenced by the almost 54,000% swing in wholesale energy prices over the past eighteen months. Such wild price variability is indisputable evidence of the illiquid nature of the competitive markets in the West - a factor clearly not contemplated when Rule 1606 was first drafted - and the over-reliance by many western energy suppliers on volatile natural gas supplies.

                                      -2-

     Perhaps more important than the price risk inherent in relying totally on the competitive wholesale power market is the reliability risk. None of the merchant plant owners upon whom APS customers would be dependent under Rule 1606 has any responsibility for APS system reliability.

     Because APS does assume that responsibility, it has continued to task its affiliates [Pinnacle West Energy Corporation ("PWEC") and PWCC] with the job of building and otherwise acquiring the generating resources demanded by its
Arizona customers. Granting the requested variance will benefit APS Standard
Offer customers by providing them with continued access to a highly reliable and fuel diverse source of electric power through the end of 2015. This will enable
APS customers to avoid the severe electric price spikes and capacity shortages that have plagued other western states in the last few years.

     Aside from considerations of electric supply reliability and electric price stability, there is the very real issue of Rule 1606's impracticality. Under
Rule 1606, APS would have to bid out almost 3000 MW (including reserves) of system load. APS believes there are few if any non-affiliated generators that will be able to provide such a large block of power in 2003 or for several years after that. The thinner the supply market, the higher the anticipated cost to
APS consumers from competitive bidding. If the market is so thin that it cannot supply at any price the full 3000 plus MW, APS would be able neither to comply with Rule 1606 nor meet the expected demands of Arizona consumers.

     Faced with a Rule that either could not be complied with or complied with only at the expense of its customers, and mindful of PWEC's significant and tangible financial commitment to APS reliability, the Company believed a long-term supply agreement

                                      -3-

with its power marketing and trading affiliate, PWCC - an agreement that combines long-term stability with market opportunities - would be a more prudent course of action. The result of these discussions was a PPA between PWCC and APS that would address all the additional Standard Offer capacity, energy, and reserve requirements of the Company through the year 2015. In addition to providing a reasonably-priced, diverse and reliable source of power through at least 2015, the PPA will obligate PWCC to be the wholesale "provider of last resort" to APS. As "provider of last resort," PWCC will step in to supply
Standard Offer generation to APS under any foreseeable eventuality. This assures reliability of generation service to APS even during unstable market conditions or in the event of unplanned losses of generating units in Arizona. APS is firmly convinced that absent this PPA, the Company's acquisition costs of
Standard Offer power would be higher and more volatile and the reliability of that supply degraded.

     Finally, APS wishes to make it clear from the outset that it seeks absolutely no change in the current ability of APS customers to choose competitive retail suppliers of Commission-designated "Competitive Electric
Services," including electric generation. This right of choice is recognized by both the Commission's Electric Competition Rules and the 1999 APS Settlement
Agreement. The Company supports customer choice and believes the continued
availability from APS of reliable and reasonably-priced Standard Offer service is an important component of that customer choice, especially for residential and small commercial consumers.

     In addition to its continued support for direct retail competition by independent power producers, APS has required that the PPA allow an opportunity for participation

                                      -4-

by these non-affiliated power providers in supplying APS Standard Offer generation needs. Under terms of the PPA, PWCC must obtain an increasing amount of the Company's Standard Offer requirements, up to 1670 MWs (or 23% of APS peak load) by 2008, through competitive bidding.

                                       II.
                THE REQUESTED VARIANCE IS IN THE PUBLIC INTEREST

     In relevant part, Rule 1606 states:

     After January 1, 2001, power purchased by an investor owned Utility
     Distribution Company [e.g., APS] for Standard Offer Service shall be acquired from the competitive market through prudent arm's length transactions, and with at least 50% through a competitive bid process.

This provision was modified in Decision No. 61973 (October 6, 1999), which
Decision adopted, with certain modifications not relevant to this request, the
APS Settlement Agreement of May 14, 1999. Decision No. 61973 provided: "[A]
similar two-year extension shall be authorized for compliance with A.A.C.
R14-2-1606(B)." ID. at 9. This "similar" extension corresponded to the two-year extension granted by Decision No. 61973 for APS compliance with A.A.C.
R14-2-1615 ("Rule 1615").

     APS has viewed with concern the Western power market for the past year and a half. Spot prices for energy have been both extremely volatile and often extremely high, even during periods of relatively moderate demand. As the State of California has learned, long-term electric market prices, although much less than the spot market, were still above the levels of generation costs then reflected in retail electric rates. The results have been skyrocketing customer bills in both California and neighboring states such as Nevada, Oregon and
Washington, as well as actual supply shortages in California itself. Much of this situation was due to unprecedented natural gas prices in

                                      -5-

the West, which is the exclusive fuel source for many generators, and to the poorly designed market and utility rate structure in California. However, it is also safe to say that the competitive wholesale market in California and other
Western states has yet to fully mature into the academic's model of a transparently-priced market with no exercises of market power and with perfect knowledge on the part of all consumers.

     In recent months, wholesale power costs have softened and some have even talked about a future "glut" of power. APS is mindful that this recent downturn in prices was no more foreseen by these "experts" than was the explosion in prices a year earlier. Wishful thinking does not take the place of prudent planning, and even the recent unexpected drop in wholesale power and natural gas prices is proof that electric markets continue to be very volatile and susceptible to wild and irrational price swings.

     APS, of course, has done more than passively "view" the wholesale market with concern. It has proactively engaged in precisely the sort of prudent planning alluded to above. More than 200 MW of new generation has been added to the APS system since 1999 (not including almost another 200 MW of temporary generation capacity procured by PWECC for APS during 2001), and another 1500 MW will be added by 2003. This represents well over $1 billion of "steel and concrete" invested to preserve APS system reliability.

     In contrast, the open market carries with it significant reliability risk.
On the transmission side, APS has joined with other transmission-owning entities in forming WestConnect in an effort to better address reliability concerns based on transmission availability and adequacy. However, on the supply side, merchant plant owners would not want to assume responsibility for APS system reliability.
If their plants fail to

                                      -6-

operate (either due to mechanical failure or gas supply problems), or transmission paths from their plants to the APS system become constrained, APS will be on its own in the scramble to obtain replacement resources. Even if the merchant plant owner is willing to accept some financial responsibility for its reliability shortcomings, this does nothing to keep the lights on for hundreds of thousands of APS Standard Offer customers.

     For these reasons, the PPA is a full-requirements contract. PWCC assumes full contractual responsibility for reliability. Moreover, PWCC will even provide APS a "safety net" to assure the reliable supply of power from those non-affiliated providers called for under the PPA. PWCC is further committed to using its power marketing skills to supplement any potential shortfall even after full utilization of PWEC's dedicated generating resources.

     The PPA will provide APS with its retail electric generation needs at a cost that is reasonable in relation to the high level of reliability provided and the length of that reliability commitment under the PPA. Because it will be essentially a full-requirements agreement rather than unit-contingent, and uses a diverse portfolio of fuel sources, it will also provide more reliability and flexibility than is typically available in the wholesale market, especially for purchases of this size and this duration. Indeed, APS believes it would be imprudent to turn down the type of firm commitment represented by the PPA.
However, the PPA will not be in conformance with the requirements of Rule 1606 precisely because it was not obtained through competitive bidding - hence the need for the instant request for a variance to Rule 1606 in favor of entering into the PPA.
 ...
 ...

                                      -7-

                                      III.
                       THE PPA IS A PRUDENT AND REASONABLE
                           ALTERNATIVE TO RULE 1606(B)

     APS will soon have to complete its planning for the acquisition of resources to serve its Standard Offer customers in 2003. If, as Rule 1606 requires, some 50% of these resources must be competitively bid, with the remainder also obtained through "arms-length" [competitive] bilateral negotiation, the process of properly developing a request for proposals ("RFP"), soliciting and evaluating bids, identifying potential parties for negotiations, engaging in and concluding such negotiations, etc., will take the better part of a year. APS did not and does not believe this long drawn-out process is practical or can result in anything other than reduced reliability and very significantly more volatile and potentially much higher costs to serve its
Standard Offer customers. It also fails to acknowledge PWEC's ongoing investment in APS reliability. Thus, the Company initiated discussions with its electric power marketing affiliate, PWCC, to secure a long-term agreement for 100% firm electric supplies at stable rates.(2) In turn, PWCC has negotiated with PWEC for a long-term commitment of PWEC resources, present and (in some instances) future, to the ongoing needs of APS Standard Offer customers.

     APS and PWCC have negotiated a long-term full-requirements PPA. The contract, which would run through at least 2015 with several renewal options, provides for all of the Company's anticipated Standard Offer generation needs, excepting only the following:

----------
(2)  PWCC has assumed from APS the competitive business of bulk power marketing and trading in order to satisfy the requirements of Rule 1615 and Decision
     No. 61973. PWCC is responsible for marketing all of the generation output of PWEC, its wholly-owned subsidiary. It is to PWEC that APS will transfer the bulk of its generation assets, as also called for in Decision No. 61973 and Rule 1615.

                                      -8-

     1)   those provided by APS itself through renewable resources required by the Commission;(3)

     2)   amounts that APS is obligated by law to purchase from "Qualified
          Facilities" ("QFs") and other forms of distributed generation;(4) and,

     3)   any purchased power agreements that cannot be transferred to PWCC at the present time.(5)

The term of the PPA includes three optional five-year renewal terms, which renewals would occur automatically unless notice is given by either APS or PWCC.
If all three of these options were to be exercised by the parties, these renewals would extend the PPA term out to the end of the estimated depreciable life of longest-lived of the Dedicated Units (2030).

     PWCC would directly supply APS Standard Offer requirements through a combination of: (1) generation transferred to PWEC from APS pursuant to
Commission Decision No. 61973 and Rule 1615; (2) the over $1 billion in new
Arizona generation constructed or to be constructed during the 2001-2004 period by PWEC to reliably service APS load; (3) power procured by PWCC from "Dedicated
[Purchase Power] Contracts"; and (4) power procured on the open market.(6)
Beginning in 2003, PWCC will acquire 270 MW of APS Standard Offer requirements through a competitive

----------
(3)  Pursuant to Decision No. 63354 (February 8, 2001), APS was permitted to retain its existing renewable generating resources and to acquire new ones despite the provisions of Rule 1615.

(4)  APS presently has obligations to buy QF power under PURPA, and certain of the federal energy legislation under consideration in Washington would require similar purchases from specified forms of distributed generation.

(5)  At present, these would include the Pacificorp and SRP purchase power agreements ("Dedicated Contracts").

(6)  The generation assets to be acquired from APS (pursuant to Decision No.
     61973 and Rule 1615) and those built or under construction by PWEC solely for APS's benefits (West Phoenix CC-4 and CC-5, Redhawk-1 and Redhawk-2,
     and Saguaro SC-3) are collectively referred to in the PPA as the "Dedicated
     Units". "Dedicated Units" together with the "Dedicated Contracts" comprise the "Dedicated Assets" from which APS receives "Dedicated Units" and
     "Dedicated Contracts" Energy Products.

                                      -9-

bidding process. This will permit non-affiliated electric suppliers an opportunity to participate in the APS market. That opportunity would, of course, be in addition to any Direct Access customers these same suppliers serve, directly or indirectly, as Electric Service Providers. This competitive bid obligation will be increased by another 270 MW each year through the balance of
2008. The steady and assured expansion of market-based supplies from non-affiliated generators to 1620 MW (23% of estimated 2008 peak load) is consistent with the anticipated addition of uncommitted non-affiliated generation supplies in the Arizona wholesale market.

     The combination of long-term Dedicated Assets and Competitively-Bid Energy
Products represents a prudent power acquisition plan, especially for risk-adverse Standard Offer customers. This is especially true when the
Dedicated Assets themselves reflect a diverse portfolio of technologies and fuels. Balancing long-term resources with the opportunity to increasingly access competitive wholesale markets will better serve the goals of Rule 1606 than an arbitrary and inflexible 50% bidding mandate.

     As the Company's "provider of last resort, PWCC will stand ready to step in if PWCC receives insufficient bids to provide all of the non-affiliated portion of APS' Standard Offer requirements under the PPA. As in the case of a default by one of the non-affiliated providers, PWCC will secure any shortfall at then prevailing market rates and pass it along to APS at cost.

     PWCC plans to meet APS Standard Offer demand using the PWEC Dedicated Assets it has under contract plus the amounts obtained through mandatory competitive bidding. However, APS will eventually need PWCC to acquire additional resources.
The same would be true should a presently available Dedicated Asset be removed from

                                      -10-

service or otherwise become unavailable.(7) These additional resources will supply APS what the PPA terms as either "Supplemental Energy Products" or
"Replacement Energy Products."

     Upon completion of the generating plant transfer to PWEC in 2002, PWCC will charge APS facilities (fixed) and per/MWH (variable) prices of $63,600,000/mo.
and $17.40/MWH for all Dedicated Units Energy Products. Dedicated Units Energy
Products are those derived by PWCC from PWEC's Dedicated Units. The variable price component is set to recover fuel costs in accordance with a baseline forecast of such costs, but is subject to an annual surcharge adjustment for actual and forecast variations (from the projected baseline or "base" energy price) in the cost of fuel used to provide or procure the Dedicated Units Energy
Products.

     The facilities and base energy prices are set forth explicitly in the
Service Schedule to the PPA through 2004, but the base energy price will remain constant from 2003 through the remaining term of the PPA. Moreover, the monthly facilities charge will be calculated using the same formula throughout the entire original term of the PPA. At APS' present system load factor for Standard
Offer customers, these two price components would be approximately equivalent to a total per MWH price of $48.00 in 2004. This figure reflects the increases in facilities charges for 2003 and 2004 (when additional PWEC generating facilities are added to the portfolio of Dedicated Units) and assumes no material deviation during the years 2002-2004 from the base projection of fuel costs for the
Dedicated Units Energy Products.

----------
(7)  Some of the "Dedicated Assets" may be retired prior to the end of the PPA.
     Others, such as the SRP Agreement, can be terminated by the other party to the agreement. Yet others may undergo prolonged forced outages that would serve to reduce the available Dedicated Unit Energy Products to PWCC and
     APS.

                                      -11-

     The 2004 facilities charge will be recalculated in 2005 using the formula set forth in the PPA to reflect the then three-year projection of fixed costs
(depreciation, property taxes, return, etc.) for the portfolio of PWEC's
Dedicated Units available to PWCC for APS demand. After any 2005 adjustment, the facilities charge would be set for another three years, although as in prior years, net fuel cost increases/decreases incurred directly by PWCC for Dedicated
Units or passed through to PWCC by PWEC for Dedicated Units Energy Products would be passed through to APS annually.

     In addition to the Dedicated Units Energy Products, APS Standard Offer
requirements will also include Dedicated Contracts Energy Products and the portion of generation acquired by PWCC under the mandatory competitive bidding provisions of the PPA ("Competitively Bid Energy Products"), described above, plus any shortfall between such requirements and the sum of these three (the previously identified Supplemental Energy Products). Supplemental Energy
Products will be billed monthly to APS as a direct pass-through.

     Under the PPA, PWCC will also provide any necessary reserves using the criterion of "good utility practice." This is consistent with its "provider of last resort" responsibilities to APS under the PPA and is an important reliability feature of the PPA to the Company and its Standard Offer customers.

     If any of the suppliers, affiliated or non-affiliated, default on an agreement with PWCC to provide APS with Standard Offer power, PWCC will, on the
Company's behalf and at the Company's cost, pursue whatever contractual and regulatory remedies are available and feasible, whether they be at FERC, through contract arbitration, or through the courts. As the "provider of last resort" to
APS, PWCC will also obtain, at its

                                      -12-

full cost, any power that is necessary to replace the defaulted-upon obligations of such non-affiliated suppliers. Like Competitively Bid Energy Products,
Supplemental Energy Products, and Dedicated Contracts Energy Products, any such
Replacement Energy Products will be a monthly pass-through to APS.

     The PPA offers APS a flexible package of term, price, price stability, fuel diversity, performance incentives, and reliability features that are simply unobtainable from today's wholesale market. The Company's proposed power acquisition plan will also allow an opportunity for a gradual phase-in of competitively-acquired generation resources from non-affiliated suppliers, but only as such resources are needed and consistent with the increasing availability of such resources in Arizona from such non-affiliated parties and the corresponding development in this state of a fully competitive wholesale power market.

     The PPA takes effect on the latest of following three events:

          1)   transfer of non-nuclear generating assets from APS to PWEC, which is presently planned to take place by year's end;(8)

          2)   Commission approval as just and reasonable of the requested partial variance and of the PPA; and,

          3)   FERC acceptance of the PPA and the companion agreement between
               PWCC and PWEC.

Thus, January 1, 2002 is the earliest possible date APS could receive power under the PPA. However, as a practical matter, at least the partial variance and
Commission-approval phases of the above sequence of events must take place by year's end if the Company is to properly conclude preparations for its 2003
Standard Offer power requirements. Otherwise, there is the real likelihood that
APS will waste resources preparing to meet a 50% competitive bidding requirement under Rule 1606 that is thereafter waived by the

----------
(8)  Palo Verde would thereafter be transferred in the fall of 2002.

                                      -13-

Commission to one extent or another. Finally, APS has secured various tax rulings in conjunction with the anticipated transfer of non-nuclear generation assets. These rulings from the Internal Revenue Service ("IRS"), by their own terms, will expire at the end of 2001.

                                       IV.
                                   CONCLUSION

     Going 100% to the open market for Standard Offer power supplies beginning in 2003 is a gamble APS is unwilling to take on behalf of its Standard Offer customers. Compliance with Rule 1606, even with the two-year delay authorized by
Decision No. 61973, is likely impossible and at the very least could jeopardize for years to come the price stability APS Standard Offer customers have come to expect over the past decade. More importantly, it would also leave no party responsible for reliable supplies of electric generation to APS Standard Offer customers and leave APS Standard Offer customers over-exposed to volatile gas prices. The PPA negotiated with PWCC offers a flexible, practical and economic alternative - providing both price stability and complete reliability, while at the same time allowing for a gradual phasing in of competitive market supplies when needed. Commission approval of the PPA provides a clear confirmation of
PWCC's ultimate responsibility to APS for assuring reliable electric supplies for many years to come and recognizes the huge investment already committed by
PWEC to fulfilling the needs of the Company's nearly 1 million customers.

     As noted above, APS will very soon need to know whether it can proceed with the PPA or if it needs to prepare for full compliance with Rule 1606. PWCC needs to know if its existing and future commitment of resources from PWEC to APS will be called upon under the provisions of the PPA. PWEC must receive APS's non-nuclear generating assets while certain favorable IRS rulings are still in effect. APS asks the

                                      -14-

Commission to act by year's end on its request for a variance to Rule 1606 as described herein and for Commission approval as just and reasonable of the
Company's decision to enter into the attached PPA with PWCC.

     RESPECTFULLY SUBMITTED this 18th day of October, 2001.

                                        SNELL & WILMER L.L.P.

                                        ------------------------------
                                             Thomas L. Mumaw
                                             Jeffrey B. Guldner

                                        Attorneys for Arizona Public
                                        Service Company

                                      -15-

                                                                OCTOBER 18, 2001

                            PURCHASE POWER AGREEMENT
                                     BETWEEN
                       ARIZONA PUBLIC SERVICE COMPANY AND
                        PINNACLE WEST CAPITAL CORPORATION

                               CONTRACT NO. _____

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                         Page ii

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                        Page iii

SERVICE SCHEDULE............................................................SS 1
        1.  Effective Date..................................................SS 1
        2.  Forecast........................................................SS 1
        3.  Providing APS' Full Load Requirements...........................SS 1
            3.1  Competitively-Bid Energy Products..........................SS 1
            3.2  Dedicated Energy Products..................................SS 2
            3.3  Supplemental Energy Products...............................SS 4
            3.4  Replacement Energy Products................................SS 4
        Attachment 1 - Calculation of Facilities Charge.....................SS 6
        Attachment 2 - Calculation of BFC and FPPA..........................SS 7

                            PURCHASE POWER AGREEMENT
                                     BETWEEN
                      PINNACLE WEST CAPITAL CORPORATION AND
                         ARIZONA PUBLIC SERVICE COMPANY

                                  INTRODUCTION

A.   PARTIES. The Parties to this Agreement are Pinnacle West Capital
     Corporation ("PWCC") and Arizona Public Service Company ("APS").

B.   AGREEMENT. This Agreement is made under PWCC's Tariff and includes all attached exhibits and schedules, all of which are incorporated by reference. Defined terms used in this Agreement are set forth in Exhibit A.

C.   PURPOSE. The Parties intend to enter into a purchase and sale agreement of
     Energy Products so that APS can adequately, economically, and reliably serve its retail customers under a pricing mechanism that combines general rate stability, long-term access to dedicated generation assets, recovery of the costs of those dedicated assets, and market-based opportunities for competitive wholesale providers.

                                    ARTICLE 1
                                SERVICES PROVIDED

1.1  PURCHASE AND SALE OF POWER.

     (A)  PWCC shall supply to APS, on a firm basis, APS' Full Load
          Requirements. PWCC shall be the exclusive provider of APS' Full Load
          Requirements during the term of this Agreement, except as otherwise provided in this Agreement.

     (B)  APS shall pay PWCC for the sales in Section 1.1(A) as provided in the attached Service Schedule and in accordance with PWCC's Tariff.

1.2  FIRM DELIVERIES.

     (A)  PWCC shall provide Dedicated Energy Products on a firm basis, and shall include adequate reserves to satisfy Good Utility Practice.

     (B)  Subject to Section 2.1 of this Agreement and Section 3.2 of the
          Service Schedule, PWCC has the sole discretion to select or acquire the resources, including the determination of the adequacy of reserves, to provide Energy Products. Such discretion includes the right of PWCC, under economic dispatch and subject to the fuel and purchase power adjustment in Section 3.2 of the Service Schedule, to purchase power rather than schedule the Dedicated Units.

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                          Page 2

     (C)  PWCC shall also procure purchased power as necessary to satisfy the requirements of Section 1.1, as provided in the attached Service
          Schedule.

1.3  RELATIONSHIP TO TARIFF.

     (A)  If the Agreement is or becomes inconsistent with PWCC's Tariff, the
          Tariff shall control with respect to such inconsistency.

     (B)  The Tariff and this Agreement together form a single agreement. The
          Parties would not have entered into this Agreement without such a relationship.

     (C)  This Agreement does not amend the Tariff.

1.4  TRANSFER OF TITLE AND RISK OF LOSS.

     (A)  As between the Parties, and except as expressly limited in the attached Service Schedule or Exhibit A, or unless the Parties have agreed in writing otherwise:

          (1)  Before Energy Products subject to this Agreement are delivered to
               APS, PWCC will be deemed to have exclusive control and possession of the Energy Products and will be responsible for all damages, injuries, and other losses occurring before such delivery.

          (2)  After Energy Products subject to this Agreement are delivered to
               APS, APS will be deemed to have exclusive control and possession of the Energy Products and APS will be responsible for all damages, injuries, and other losses occurring after such
               delivery.

          (3)  Ownership of the Energy Products and risk of loss shall pass from
               PWCC to APS at the Delivery Points.

     (B)  Except as provided in Section 1.4(C), the Parties each assume full responsibility for and shall indemnify and hold harmless the other
          Party for, from and against all liability, costs and expenses, including but not limited to those relating to the injury or death of persons, arising or caused after title to the Energy Product has passed to the indemnifying Party. Expenses include but are not limited to court costs, reasonable attorneys' fees, and litigation expenses.

     (C)  The indemnifying Party shall not be liable to the indemnified Party to the extent the liability, costs or expenses resulted from gross negligence or

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                          Page 3

          willful misconduct of the indemnified Party or from the indemnified
          Party's breach of this Agreement.

1.5  TRANSMISSION AND ANCILLARY SERVICES ARRANGEMENTS. Except as expressly limited in the attached Service Schedule or Exhibit A, or unless the
     Parties have agreed otherwise in writing:

     (A)  PWCC shall make all arrangements necessary for transmission of the
          Dedicated Energy Products to the Delivery Points.

     (B)  PWCC is responsible for all costs, including but not limited to losses and Ancillary Services, associated with the transmission of the
          Dedicated Units Energy Products to the Delivery Points. Transmission
          and Ancillary Services costs associated with the Dedicated Contracts
          Energy Products, Competitively-Bid Energy Products, Supplemental
          Energy Products, and Replacement Energy Products shall be charged as provided in the Service Schedule.

     (C)  APS shall make all arrangements necessary for transmission of Energy
          Products from the Delivery Points.

     (D)  APS is responsible for all costs, including but not limited to losses and Ancillary Services, associated with the transmission of the Energy
          Products from the Delivery Points.

                                    ARTICLE 2
                             RELIABILITY GUIDELINES

2.1  RELIABILITY GUIDELINES.

     (A)  Each Party shall adhere to:

          (1)  Good Utility Practice;

          (2)  all applicable operating policies, criteria, and guidelines of the NERC, the WSCC, the control area operator, and their
               respective successors; and

          (3)  all applicable regional and national reliability requirements;

          (4)  all applicable requirements of an RTO, to the extent not inconsistent with this Agreement.

     (B)  PWCC shall secure sufficient generating capacity to fulfill its
          Dedicated Units Energy Products obligations under this Agreement.

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     (C)  As part of the obligation in Section 2.1(B) and concurrently with this
          Agreement, PWCC shall enter into an agreement with Pinnacle West
          Energy Corporation for rights to generating capacity to ensure the reliable delivery of APS' Full Load Requirements.

                                    ARTICLE 3
                                    METERING

3.1  METERING PROCEDURES.

     (A)  INSPECTION AND TESTING.

          (1)  As long as APS is the control area operator, it shall conduct or provide for periodic inspection and testing of meters used to perform this Agreement. Inspection and testing shall be at APS'
               own expense and shall conform to APS' generator interconnection agreements and APS' transmission interconnection agreements.

          (2)  Inspection and testing under Section 3.1(A) shall be conducted as necessary to maintain a commercial standard of accuracy for the meters. APS shall repair or replace meters not meeting such standard.

          (3)  Upon request to APS, PWCC shall be provided the results of meter tests, be given notice of meter tests and inspections, and be given the opportunity to attend meter tests and inspections, to the extent allowed under APS' generator interconnection
               agreements and APS' transmission interconnection agreements.

          (4)  APS shall conduct or provide for additional meter testing at
               PWCC's request and in the presence of PWCC's representatives to the extent allowed under APS' generator interconnection
               agreements and APS' transmission interconnection agreements.

     (B)  CORRECTIONS FOR INACCURATE METERS. If testing or inspection in Section
          3.1(A) shows that a meter is inaccurate by more than the amount specified in APS' generator interconnection agreements and APS'
          transmission interconnection agreements, then:

          (1)  PWCC shall correct the billings from the date the error can be definitely identified, or for the previous six billing months or from the date of the last test, whichever is most recent; and

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          (2)  APS and PWCC shall correct the meter records for the elapsed period of the month in which the test was conducted.

     (C)  COSTS FOR ADDITIONAL TESTING. The cost of inspection and testing requested by PWCC shall be borne by PWCC if the test does not require a correction under Section 3.1(B). Otherwise, APS shall bear the cost of inspection and testing.

     (D)  ESTIMATED METER DATA. If at any time a meter fails to register or its registration is too erratic to be meaningful, then:

          (1)  the registration for billing purposes shall be based on the records of check meters, if available;

          (2)  the Parties shall mutually agree on the best available data to estimate the registration if check meters are not available; and

          (3)  APS shall in good faith remedy the meter inaccuracy using commercially reasonable means and in a reasonable period of time.

3.2  AVAILABILITY OF METER DATA.

     (A)  APS shall provide meter data or estimates to PWCC no later than three
          Business Days following the last day of each calendar month.

     (B)  APS may aggregate data when necessary to comply with confidentiality obligations.

                                    ARTICLE 4
                          BILLING, PAYMENT AND NETTING

4.1  INVOICES.

     (A)  PWCC shall endeavor to provide APS with a written invoice showing the
          Purchase Price and all other charges due by the 20th calendar day of the month following such delivery of Energy Products.

     (B)  Invoices issued pursuant to Section 4.1(A) shall contain sufficient detail for APS to confirm all calculations on the invoice.

     (C)  APS shall promptly provide to PWCC all information reasonably needed by PWCC to calculate the invoice.

     (D)  If data needed to calculate an invoice is unavailable, PWCC shall estimate the necessary data. PWCC shall revise such estimates when the necessary

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          data becomes available and include a true-up adjustment in the next invoice, but all revisions must be made within 12 months of the estimated invoice.

     (E)  Invoices may be provided to APS by facsimile or another method agreed upon by the Parties.

4.2  PAYMENT.

     (A)  PAYMENT DUE DATES. Invoices shall be paid no later than 10 calendar days after receipt of the invoice.

     (B)  NEXT BUSINESS DAY. If the payment date specified in Section 4.2(A) is not a Business Day, the payment shall be due no later than the next
          Business Day.

     (C)  METHOD OF PAYMENT. APS shall pay by electronic funds transfer or another method that results in the payment being available for the account of PWCC on or before the payment date specified in Section
          4.2(A) or Section 4.2(B).

     (D)  LATE PAYMENTS. If either Party fails to remit an amount payable when due, Interest shall accrue on the net unpaid amount.

     (E)  NETTING OF PAYMENTS. If both Parties owe amounts accruing under this
          Agreement, such amounts shall be netted with the Party owing the greater amount paying the other Party the difference in the amounts owed.

4.3  DISPUTED INVOICES OR PAYMENTS.

     (A)  If either Party disputes an invoice, it shall nonetheless pay the full amount due on or before the due date and submit a written statement detailing the dispute to the other Party.

     (B)  Within 15 calendar days after receipt of the written statement described in Section 4.3(A), a written response shall be submitted to the Party disputing the invoice.

     (C)  In order to facilitate the negotiations provided in Section 4.3 (D), the statement and response described in Section 4.3(A) and Section
          4.3(B) shall each include a statement of the Party's position, a summary of the arguments supporting that position, the name and title of the person who will represent that Party, and any other person who may accompany the Party's representative .

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     (D)  The Parties shall attempt in good faith to resolve the dispute promptly through negotiation as follows:

          (1)  Within 30 calendar days after delivery of the statement described in Section 4.3(A), the Parties shall meet at a mutually agreed upon place and time.

          (2)  The Parties shall continue to meet as often as necessary to attempt to resolve the dispute in good faith.

          (3)  All negotiations pursuant to this Section 4.3 shall be confidential and subject to Rule 408 of state and federal rules of evidence.

          (4)  Each Party is responsible for its own costs, fees and expenses incurred in the negotiations.

     (E)  If the dispute has not been resolved within 60 calendar days after delivery of the statement described in Section 4.3(A), or if the
          Parties fail to meet in accordance with Section 4.3(D), then either
          Party may initiate the alternative dispute resolution provisions in
          Article 12.

4.4  REFUNDS. If either Party is owed a refund or additional payment, such refund or additional payment shall include Interest, unless otherwise directed by FERC.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1  MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that, as of the date it signs this Agreement and as of the date of each delivery of Energy Products to or from the Delivery
     Points, as applicable, that:

     (A)  It is duly organized, validly existing, and in good standing, under the laws of the jurisdiction of its organization or incorporation.

     (B)  It has the corporate, governmental and legal capacity, authority and power to execute, deliver, and perform this Agreement.

     (C)  The execution, delivery, and performance of this Agreement does not violate or conflict with any:

          (1)  laws or regulations applicable to the Party;

          (2)  organizational or corporate documents applicable to the Party;

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          (3)  orders or judgments of any court or regulatory body applicable to the Party or its assets; or

          (4)  contractual restrictions applicable to the Party or its assets.

     (D)  No Event of Default under Article 7, including an event which with notice or lapse of time would constitute an Event of Default:

          (1)  has occurred and is continuing for the Party; or

          (2)  would occur as a result of the execution, delivery, or performance of this Agreement for the Party.

          (E)  It has executed this Agreement in connection with the conduct of its business and it has the ability to make or take delivery of
               Energy Products as provided in this Agreement.

          (F)  It is not relying on any representation of the other Party except for those expressly set forth in this Agreement, or on any Credit
               Support of the obligations of the other Party.

          (G)  It has executed this Agreement with a full understanding of the material terms and risks and is capable of assuming those risks.

          (H)  It has made its trading and investment decisions, including the suitability of such decisions, based solely on its own judgment and advice from its advisors, and not in reliance on information or opinion from the other Party or the other Party's advisors.

          (I)  It has not received from the other Party any assurances or promises regarding financial results or benefits from this
               Agreement.

5.2  REPRESENTATIONS AND WARRANTIES OF PWCC. Unless otherwise agreed upon and as expressly limited in the attached Service Schedule, PWCC further represents and warrants, as of the date of delivery of Energy Products as provided in this Agreement, that:

     (A)  PWCC is the owner of and has good title to the Energy Products;

     (B)  the Energy Products are transferred to APS free and clear of all liens, taxes, claims, security interests and other encumbrances; and

     (C)  the Energy Products are transferred to APS free of any right or interest in or to the Energy Products by any other person or entity.

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5.3  LIMITATION OF WARRANTIES. ALL OTHER WARRANTIES, WHETHER WRITTEN OR ORAL,
     EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF
     MERCHANTABILITY OR WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE
     DISCLAIMED.

5.4  SURVIVAL. This Article 5 survives the termination of this Agreement.

                                    ARTICLE 6
                                   ASSURANCES

6.1  ADEQUATE ASSURANCES. If a material change occurs such that a Party can reasonably call the continued performance of this Agreement by the Affected
     Party into question, then:

     (A)  A Party may request in writing that the Affected Party provide Credit
          Support, in a commercially reasonable amount and in a form acceptable to the requesting Party.

     (B)  Upon receipt of the request described in Section 6.1(A), the Affected
          Party shall provide Credit Support within five Business Days.

     (C)  If the Affected Party fails to comply with Section 6.1(B), then an
          Event of Default shall occur.

     (D)  If the Affected Party complies with Section 6.1(B), then no Event of
          Default shall have occurred as a result of the Affected Party incurring a material change.

                                    ARTICLE 7
                              DEFAULT AND REMEDIES

7.1  DEFAULT.

     (A)  EVENTS OF DEFAULT. Events of Default are as follows:

          (1)  FAILURE TO DELIVER OR RECEIVE ENERGY PRODUCTS. A Party defaults if it fails to deliver or receive all or a substantial portion of the required Energy Product for a period of 5 calendar days or more after receiving written notice of the failure from the other
               Party.

          (2)  FAILURE TO PAY. A Party defaults if it or its Credit Support
               Provider fails within 5 Business Days after receiving written notice from the other Party to make any payment when due, whether under this Agreement or under the Credit Support.

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          (3)  FAILURE TO DELIVER ASSURANCES. A Party defaults if it or its
               Credit Support Provider fails, within 5 Business Days after receiving written notice from the other Party, to provide
               adequate assurances pursuant to Section 6.1.

          (4)  FAILURE TO PERFORM AGREEMENT. A Party defaults if it fails, within 5 Business Days after receiving written notice from the other Party, to comply with or perform any material term of this
               Agreement.

          (5)  FAILURE TO MAINTAIN CREDIT SUPPORT. A Party defaults if:

               (a)  it fails to maintain Credit Support in full force and effect pursuant to the terms of and during the duration specified in this Agreement, unless the other Party agrees to the
                    failure in writing or unless the Credit Support terminates according to its terms; or

               (b)  the Credit Support Provider disaffirms, repudiates, rejects, or challenges the validity of the Credit Support, whether in whole or in part.

          (6)  FAILURE TO REMAIN SOLVENT. A Party defaults if it or its Credit
               Support Provider:

               (a)  is dissolved other than pursuant to a merger;

               (b)  becomes insolvent, or is unable to pay its debts, or fails or admits in writing its inability generally to pay its
                    debts as they become due;

               (c)  makes a general assignment, arrangement or composition with or for the benefit of its creditors;

               (d)  institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights;

               (e)  has a resolution passed for its winding-up, official
                    management or liquidation, other than pursuant to a merger;

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               (f)  seeks or becomes subject to the appointment of an
                    administrator, provisional liquidation, conservator,
                    receiver, trustee, custodian or other similar official for all or substantially all of its assets;

               (g)  has a secured party take possession of all or substantially all of its assets;

               (h)  has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on against all or substantially all its assets and within 30 calendar days from the initiation of such process:

                    (i)  the secured party maintains possession of the assets;
                         or

                    (ii) the legal process is not dismissed, discharged, or
                         stayed;

               (i)  causes or is subject to any event with respect to it which has an analogous effect to any of the events listed in
                    Section 7.1(A)(6)(a) - (h); or

               (j)  takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the
                    events listed in Section 7.1(A)(6)(a) - (i).

          (7)  FAILURE FOLLOWING MERGER OR TRANSFER. A Party defaults if it or its Credit Support Provider:

               (a)  merges with or into, or transfers all or substantially all its assets to, another entity and at that time:

                    (i)  the resulting, surviving, or transferee entity fails to assume all the obligations of the Party or Credit
                         Support Provider under this Agreement or any required
                         Credit Support; or

                    (ii) the benefits of any Credit Support fail to extend,
                         without consent of the other Party, to the performance
                         of the resulting, surviving or transferee entity; or

               (b)  merges with or into, or transfers all or substantially all its assets to, another entity, and:

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                    (i)  the merger or transfer is not itself an Event of
                         Default;

                    (ii) the creditworthiness of the successor is materially
                         weaker than the creditworthiness of the assignor before
                         the merger or transfer, taking into account Credit
                         Support; and

                    (iii) the transferee fails to make collateral arrangements with and provide collateral to the other Party or
                         provide adequate assurances pursuant to Section 6.1.

     (B)  NOTICES OF DEFAULT. Each Party shall notify the other Party promptly of any event that, with the giving of notice or the passage of time or both, would constitute an Event of Default with respect to the other
          Party.

     (C)  REMEDIES UPON EVENT OF DEFAULT. If an Event of Default is continuing and not cured for a period of 3 Business Days after the Defaulting
          Party receives written notice of the Event of Default, the Performing
          Party may, at its sole option, do one or more of the following:

          (1)  Withhold or suspend all or part of the payments to the Defaulting
               Party required under this Agreement until the default is cured.

          (2)  Withhold or suspend all or part of the deliveries of Energy
               Products to the Defaulting Party required under this Agreement until the default is cured.

          (3)  Designate an Early Termination Date by providing written notice to the Defaulting Party. The Early Termination Date shall be no earlier than 2 Business Days following the date written notice is received by the Defaulting Party.

     (D)  LIQUIDATION ON EARLY TERMINATION.

          (1)  On the Early Termination Date, the Parties shall liquidate all transactions, including any portion of transactions not yet fully delivered, that are then outstanding.

          (2)  Liquidation shall occur by canceling each transaction being liquidated and calculating a Net Settlement Amount pursuant to
               Section 7.1(E).

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          (3)  To the extent that, in the reasonable opinion of the Performing
               Party, a transaction is commercially or legally impracticable to terminate and liquidate on the Early Termination Date, then that transaction shall be terminated and liquidated as soon thereafter as is reasonably practicable, but the determination of the liquidated amount for that transaction shall not delay the payment or calculation of the Net Settlement Amount.

          (4)  Except for the payment of the Net Settlement Amount, no further planned payments or deliveries under this Agreement shall be required after the Early Termination Date.

          (5)  The Performing Party shall notify the Defaulting Party in writing of the amount and basis for calculation of the Net Settlement
               Amount.

          (6)  The Net Settlement Amount shall be paid as follows:

               (a)  If the Net Settlement Amount is a positive number, the
                    Defaulting Party shall, within 5 Business Days of receipt of such notice, pay to the Performing Party an amount equal to the Net Settlement Amount plus Interest.

               (b)  If the Net Settlement Amount is a negative number, the
                    Performing Party shall pay to the Defaulting Party an amount equal to the Net Settlement Amount within 5 Business Days of determining the Net Settlement Amount.

     (E)  CALCULATION OF NET SETTLEMENT AMOUNT.

          (1)  NET SETTLEMENT AMOUNT. The Net Settlement Amount is calculated for each transaction as follows:

               (a)  If a Market Quotation can be determined:

                    (i)  the Market Quotation, determined in accordance with
                         Section 7.1(E)(2), for the transactions, whether
                         positive or negative; plus

                    (ii) Unpaid Amounts, determined in accordance with Section
                         7.1(E)(3), owed by the Defaulting Party to the
                         Performing Party; less

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                    (iii) Unpaid Amounts, determined in accordance with Section
                         7.1(E)(3), owed by the Performing Party to the
                         Defaulting Party.

               (b)  If a Market Quotation cannot be determined, or in the reasonable belief of the Performing Party would not produce a commercially reasonable result:

                    (i)  the amount the Performing Party reasonably and in good faith determines to be its aggregate losses and costs
                         (net of gains) associated with this Agreement,
                         including but not limited to brokerage fees and
                         commissions, loss of bargain damages, and cost of
                         funds; or

                    (ii) at the election of the Performing Party, all losses and costs (net of gains) incurred to terminate, liquidate,
                         obtain, or reestablish hedges and related trading
                         positions.

          (2)  MARKET QUOTATION. The Market Quotation is an amount that would be paid by Reference Market Makers to enter into a transaction that would preserve for the Performing Party the economic benefits of this Agreement after the Early Termination Date. The Market
               Quotation shall be determined as follows:

               (a)  The Performing Party shall request quotations from at least
                    3 Reference Market Makers on a date and time selected in
                    good faith by the Performing Party.

               (b)  The quotations from Reference Market Makers shall consider existing Credit Support and would be subject to such
                    documentation to which the Performing Party and Reference
                    Market Maker agree in good faith.

               (c)  The quotations from Reference Market Makers shall exclude
                    Unpaid Amounts, but shall include any payment or delivery
                    that would have been required after the Early Termination
                    Date assuming the satisfaction of all conditions precedent.

               (d)  A quotation to be paid by the Performing Party shall be expressed as a positive number and a quotation to be paid to the Performing Party shall be expressed as a negative
                    number.

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               (e)  Each Reference Market Maker shall provide its quotation as of the same date and local time as the Early Termination
                    Date to the extent reasonably practicable, or otherwise as soon as practicable after the Early Termination Date.

               (f)  The Market Quotation shall be the arithmetic mean of all quotations after disregarding the highest and lowest
                    quotation. If more than one quotation has the same highest or lowest value, then only one such quotation shall be
                    disregarded.

               (g)  If less than 3 quotations are provided by Reference Market
                    Makers, then the Market Quotation cannot be determined and the Net Settlement Amount shall be determined under Section
                    7.1(E)(1)(b).

          (3)  UNPAID AMOUNTS. Unpaid Amounts are determined as follows:

               (a)  The amount for all terminated transactions that became or would have become payable on or prior to the Early
                    Termination Date and which remain unpaid as of the Early
                    Termination Date; plus

               (b)  The fair market value, as reasonably determined by the
                    Performing Party as of the delivery date, of Energy Products that were required to be delivered on or prior to the Early
                    Termination Date and which have not been settled as of the
                    Early Termination Date; plus

               (c)  All non-duplicative Direct Actual Damages incurred prior to the Early Termination Date; plus

               (d)  Interest on all such amounts to the extent permitted by law.

          (4)  DISPUTES REGARDING NET SETTLEMENT AMOUNT. If the Defaulting Party
               disputes the calculation of the Net Settlement Amount by the
               Performing Party, then:

               (a)  the dispute shall be resolved as provided in Article 12;

               (b)  pending resolution of the dispute, the Defaulting Party shall pay the full amount of the Net Settlement Amount as
                    provided in Section 7.1(D)(6); and

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               (c)  if the dispute results in a refund of any portion of the Net
                    Settlement Amount, the Performing Party shall make the
                    refund within 3 Business Days of such determination plus
                    Interest.

7.2  REMEDIES UPON BREACH OF AGREEMENT.

     (A)  If there is no express remedy or measure of damages for breach of the
          Agreement, then the breaching Party shall be liable for Direct Actual
          Damages for any breach of this Agreement determined as follows:

          (1)  If APS is the breaching Party and the amount of Energy Products it received is less than the amount provided for in this
               Agreement, then the damages APS will owe to PWCC are:

               (a)  the Contract Price minus the Sales Price, multiplied by the amount of Energy Products due under the Agreement minus the actual amount received by APS;(1) plus

               (b)  transmission charges for firm transmission service upstream of the Delivery Point incurred to achieve the Sales Price, less the reduction in transmission charges achieved as a
                    result of the reduction in APS' receipt of Energy Products based on PWCC's reasonable efforts to achieve the reduction;
                    unless

               (c)  the total amount calculated is negative, in which case there are no Direct Actual Damages.

          (2)  If PWCC is the breaching Party and the amount of Energy Products it delivered is less than the amount provided for in this
               Agreement, then the damages PWCC will owe to APS are:

               (a)  the Substitute Price minus the Contract Price, multiplied by the amount of Energy Products due under the Agreement minus the actual amount delivered to APS;(2) plus

               (b)  transmission charges for firm transmission service upstream of the Delivery Point that APS incurred to achieve the
                    Substitute Price, less the reduction in transmission charges achieved as a result of the reduction in PWCC's delivery of
                    Energy Products based on APS' reasonable efforts to achieve the reduction; unless

----------
(1)  [Contract Price - Sales Price] x [quantity due - quantity received]
(2)  [Substitute Price - Contract Price] x [quantity due - quantity received]

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               (c)  the total amount calculated using the foregoing formula is negative, in which case there are no Direct Actual Damages.

7.3  FORWARD CONTRACTS. The Parties agree that transactions for the forward sale and purchase of Energy Products entered into under this Agreement are
     "forward contracts" and the Parties are "forward contract merchants" within the meaning of the United States Bankruptcy Code.

7.4  ENFORCEMENT OF REMEDIES.

     (A)  Except as otherwise provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

     (B)  A single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

7.5  DUTY TO MITIGATE.

     (A)  Except as provided in Section 7.5(B), each Party has a duty to mitigate damages in good faith and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of an Event of Default.

     (B)  Neither Party is required to utilize or change the utilization of its owned or controlled assets, including contractual assets, or its market positions, or to curtail load, to minimize the other Party's liability for damages.

7.6  SET-OFF.

     (A)  At the option of the Performing Party and without prior notice to the
          Defaulting Party or breaching Party, any amounts payable to one Party by the other Party may be set-off against any amounts payable, whether at that time or in the future or upon the occurrence of a contingency and irrespective of the currency, place of payment or booking office of the obligation, under any other agreements or obligations between the Parties.

     (B)  If the Performing Party exercises a set-off under Section 7.6(A), it shall give notice to the Defaulting Party or breaching Party of the set-off.

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     (C)  If an obligation used for a set-off under Section 7.6(A) is unascertained, the Performing Party may in good faith estimate that obligation and set-off in respect of that estimate, but the Performing
          Party shall account to the Defaulting Party or breaching Party when the obligation is ascertained.

7.7  LIMITATIONS OF LIABILITY.

     (A)  THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS
          AGREEMENT SATISFY THE ESSENTIAL PURPOSES OF THIS AGREEMENT.

     (B)  FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF
          DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES IS THE
          SOLE AND EXCLUSIVE REMEDY FOR SUCH BREACH.

     (C)  IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED FOR,
          LIABILITY IS LIMITED TO DIRECT ACTUAL DAMAGES AND SUCH DIRECT ACTUAL
          DAMAGES IS THE SOLE AND EXCLUSIVE REMEDY.

     (D)  EXCEPT WHERE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY
          SHALL BE REQUIRED TO PAY OR BE LIABLE FOR SPECIAL, CONSEQUENTIAL,
          INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, INCLUDING BUT NOT
          LIMITED TO LOST PROFITS OR BUSINESS INTERRUPTION DAMAGES AND WHETHER
          BY STATUTE, IN TORT, IN CONTRACT, OR OTHERWISE.

     (E)  THE PARTIES INTEND THAT THE LIMITATIONS OF LIABILITY IMPOSED IN THIS
          AGREEMENT ARE WITHOUT REGARD TO THE CAUSE OR CAUSES, INCLUDING BUT NOT
          LIMITED TO THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE IS
          SOLE, JOINT, CONCURRENT, ACTIVE OR PASSIVE, OR OTHERWISE.

     (F)  IF ANY DAMAGES UNDER THIS AGREEMENT ARE DEEMED LIQUIDATED, THE PARTIES
          ACKNOWLEDGE THAT SUCH DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO
          DETERMINE, THAT OTHERWISE OBTAINING AN ADEQUATE REMEDY IS
          INCONVENIENT, AND THAT THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE
          APPROXIMATION OF THE HARM OR LOSS.

7.8  SURVIVAL. This Article 7 survives the termination of this Agreement.

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                                    ARTICLE 8
                                  FORCE MAJEURE

8.1  SUSPENSION OF OBLIGATIONS.

     (A)  Except with regard to any obligation to pay money under the Agreement, if either Party cannot, in whole or in part, carry out its obligations under this Agreement as a result of Force Majeure, then

          (1)  The Party claiming Force Majeure shall give the other Party written notice and full particulars of the Force Majeure as soon as reasonably possible after the occurrence of the cause relied upon.

          (2)  Only to the extent affected by the Force Majeure, the obligations of the affected Party are suspended.

          (3)  During the pendency of the Force Majeure, the affected Party is not liable to the other Party for:

               (a)  any claims relating directly or indirectly to the failure of the affected Party to perform under this Agreement as a
                    result of the Force Majeure; and

               (b)  any loss, damage, injury or expense resulting from, or arising out of, the Force Majeure.

     (B)  If an event of Force Majeure excuses PWCC from delivering any of the
          Energy Products, PWCC shall make best efforts to secure on APS' behalf
          Replacement Energy Products for the Energy Products that PWCC is excused from delivering if:

          (1)  APS requests such efforts; and

          (2)  APS assumes responsibility for all resulting costs.

     (C)  PWCC shall use reasonable efforts to minimize the costs to APS of
          Replacement Energy Products obtained under Section 8.1(B).

8.2  DUE DILIGENCE.

     (A)  A Party claiming Force Majeure shall use due diligence to fulfill its obligations under this Agreement and to remove any disability caused by such event at the earliest practicable time.

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     (B)  Nothing in this Article 8 shall require a Party to settle any strike or labor dispute.

     (C)  A Party claiming Force Majeure shall continue to perform immediately after the Force Majeure has been removed.

                                    ARTICLE 9
                             TAXES AND OTHER CHARGES

9.1  RESPONSIBILITY FOR TAXES AND OTHER CHARGES.

     (A)  Except as otherwise provided in this Section 9.1, PWCC is responsible for all Taxes on or with respect to the Energy Products incurred prior to delivery to APS up to and at the Delivery Points.

     (B)  APS is responsible for all Taxes on or with respect to the Energy
          Products incurred from the Delivery Points except for ad valorem or income taxes, which relate to the wholesale of the Energy Products and which are the responsibility of PWCC.

     (C)  If during the term of this Agreement, any material increased costs are associated with the Dedicated Units as a result of any Governmental
          Authority or any judicial order, APS shall be responsible for all such increased costs through an annualized charge.

     (D)  If PWCC is required by law or regulation to remit or pay Taxes that are APS' responsibility under Section 9.1(B), APS shall promptly reimburse PWCC for such Taxes.

     (E)  If APS is required by law or regulation to remit or pay Taxes that are
          PWCC's responsibility under Section 9.1(A), APS may deduct the amount of any such Taxes from the sums due to PWCC under this Agreement.

     (F)  Nothing in this Agreement obligates a Party to be responsible for any taxes for which it is exempt by law.

     (G)  Each Party shall indemnify, defend and hold the other Party harmless for, from and against all liability for Taxes for which the indemnifying Party is responsible.

                                   ARTICLE 10
                        NOTICES AND OTHER COMMUNICATIONS

10.1 METHODS OF PROVIDING NOTICE. All invoices, payments, statements, notices, and communications made under this Agreement shall be in writing as follows:

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     (A)  By registered or certified or express mail, with a return receipt requested, postage prepaid, or by comparable delivery service, or by hand with a receipt, or by facsimile with the original sent by first class mail, to the individuals listed on Exhibit B.

     (B)  Either Party may modify any information specified in Exhibit B by giving written notice to the other Party.

10.2 RECEIPT OF NOTICE. All written communications made as provided in Section
     10.1 are deemed given upon receipt by the addressee. In the case of facsimiles, receipt occurs on the date that the facsimile is received by the addressee in legible form.

                                   ARTICLE 11
                             EFFECTIVE DATE AND TERM

11.1 EFFECTIVE DATE. This Agreement shall become effective upon the completion of all the following:

     (A)  The grant of a variance to APS of Arizona Administrative Code Rule
          R14-2-1606(B) by the Arizona Corporation Commission consistent with
          Section 3.1 of the attached Service Schedule.

     (B)  The transfer of the non-nuclear generation assets to Pinnacle West
          Energy Corporation.

     (C)  The acceptance of both this Agreement and the Pinnacle West Energy
          Contract by FERC without modification or condition, except that if
          FERC or any court imposes any condition, limitation, or qualification, then:

          (1)  each Party shall determine whether the condition, limitation or qualification individually, or in the aggregate, has a material adverse effect on the Party with respect to this Agreement;

          (2)  a Party determining an adverse effect under Section 11.1(C)(1)
               shall as soon as practicable, but in no case after more than 30 calendar days of the FERC or court action, notify the other
               Party;

          (3)  after notification, the Parties shall cooperate on a commercially reasonable basis to renegotiate the terms of this Agreement to preserve the original economic relationship of the Parties with respect to this Agreement; and

          (4)  if the parties fail to renegotiate the terms of this Agreement, the Agreement is null and void and have no further force and effect.

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     (D)  Approval of this Agreement by the Arizona Corporation Commission.

11.2 TERMINATION DATE.

     (A)  Unless earlier terminated pursuant to the terms of this Agreement or extended pursuant to Section 11.2(B), this Agreement shall terminate at midnight on December 31, 2015.

     (B)  This Agreement shall automatically be renewed for up to three additional 5-year terms unless either Party provides to the other
          Party a notice of termination at least 12 months prior to the scheduled termination of this Agreement.

11.3 PARTIAL TERMINATION.

     (A)  The obligations of the Parties with respect to the Dedicated Units
          Energy Products shall terminate upon the termination or material change of the Pinnacle West Energy Contract, if the termination or material change of the Pinnacle West Energy Contract is outside of the control of PWCC and Pinnacle West Energy Corporation and regardless of whether such termination or material change occurs during a renewal period pursuant to Section 11.2(B).

     (B)  If this Agreement is partially terminated under Section 11.3(A), the
          Parties shall engage in good faith negotiations for a subsequent agreement regarding the provision of Energy Products in lieu of the
          Dedicated Units Energy Products.

11.4 REGULATORY APPROVALS. Each Party shall use commercially reasonable efforts to obtain the necessary regulatory approvals so that this Agreement shall become effective on the earliest practicable date.

                                   ARTICLE 12
                               DISPUTE RESOLUTION

12.1 ALTERNATIVE DISPUTE RESOLUTION. Except as provided in Section 12.4, all claims or disputes, whether sounding in tort or contract or otherwise, between the Parties, including their agents and representatives, arising under or relating to this Agreement are subject to alternative dispute resolution as provided in this Article 12.

12.2 MEDIATION. Any dispute between the Parties shall first be submitted to non-binding mediation using the following procedures:

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     (A)  A Party shall provide a written request for mediation to the other
          Party.

     (B)  The mediation shall commence within 60 calendar days from receipt of the request in Section 12.2(A).

     (C)  A mediator shall be chosen by mutual agreement of the Parties within
          15 calendar days of receipt of the request in Section 12.2(A).

     (D)  All discussions or materials presented during or for purposes of the mediation shall be considered Confidential Information and subject to
          Rule 408 of the federal and state rules of evidence and any similar regulatory rules.

12.3 ARBITRATION. If a dispute cannot be resolved after mediation under Section
     12.2 and except as provided in Section 12.4, the dispute shall be submitted to binding arbitration as follows:

     (A)  The arbitration shall be conducted in Phoenix, Arizona in accordance with the Federal Arbitration Act and by the then-prevailing Commercial
          Arbitration Rules of the American Arbitration Association. The
          arbitration proceedings, decision and award under this Section 12.3 shall be governed by the Federal Arbitration Act.

     (B)  The validity, construction, and interpretation of this Article 12 and all procedural aspects of the arbitration shall be governed by the
          Federal Arbitration Act and shall be decided by the arbitrators.

     (C)  Submission to arbitration shall be made upon the request of either
          Party.

     (D)  There shall be 3 arbitrators. Each Party shall appoint a single arbitrator within 20 calendar days after service of the notice of arbitration. The 2 arbitrators so appointed shall select the third arbitrator, who shall be the chairperson of the tribunal, within 20 calendar days after the both arbitrators are appointed. The chairperson shall have over 8 years of experience in energy-related transactions.

     (E)  None of the arbitrators shall be employees or former employees of either Party or have any direct interest in either Party or the subject matter of the arbitration, unless the conflict is expressly acknowledged and waived in writing by both Parties.

     (F)  The chairperson shall schedule and hear the dispute within 6 months after appointment and shall render the panel's decision within 30 calendar days after the hearing concludes.

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     (G)  The arbitrators shall have no authority to award consequential, treble, exemplary, or punitive damages of any type or kind regardless of whether such damages may be available under any law or right. The
          Parties waive their rights, if any, to recover or claim such damages.

     (H)  All discussions or materials presented during or for purposes of the arbitration shall be considered Confidential Information.

     (I)  All costs and expenses of the arbitrators shall be borne equally by the Parties. The arbitration shall take place in Phoenix, Arizona.

     (J)  The arbitration award shall be final and binding on the Parties and may be entered in any court of competent jurisdiction. If required by applicable law, the arbitration award shall be filed with FERC and subject to FERC approval.

12.4 EQUITABLE RELIEF. Either Party may petition a court of appropriate and proper jurisdiction, as described in Section 13.6, for non-monetary relief relating to any claim of breach of this Agreement to prevent undue hardship relating to the claimed breach pending the completion of mediation or arbitration under Sections 12.2 and 12.3.

                                   ARTICLE 13
                               GENERAL PROVISIONS

13.1 ENTIRE AGREEMENT; AMENDMENTS AND COUNTERPARTS.

     (A)  Except as provided in Section 1.3, the terms of this Agreement constitute the entire agreement between the Parties with respect to its subject matter.

     (B)  The terms of this Agreement may be changed only by mutual written agreement executed by both Parties after the date of this Agreement.

     (C)  This Agreement may be executed in counterparts.

13.2 NO WAIVER.

     (A)  No waiver of a default constitutes a waiver of any other default or defaults whether of a like kind or different nature.

     (B)  Any delay in asserting or enforcing any right under this Agreement does not waive such right, unless barred by an applicable statute of limitation.

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13.3 HEADINGS. Headings and titles are for convenience only and do not affect the meaning or interpretation of any provision of this Agreement.

13.4 CONFIDENTIALITY.

     (A)  Each Party and their agents shall maintain all Confidential
          Information in confidence and shall use such information solely in connection with this Agreement.

     (B)  Neither Party may disclose Confidential Information to third parties without the prior written consent of the other Party, except to the extent necessary to effectuate the transfer of Energy Products after providing the other Party with prompt written notice of the intent to disclose to the third party.

     (C)  This Section 13.4 shall survive the termination of this Agreement for a period of one year.

13.5 GOVERNING LAW.

     (A)  This Agreement shall be governed by, construed and enforced in accordance with the laws of Arizona, without regard to principles of conflict of laws.

     (B)  The Parties agree that for purposes of this Agreement the products sold herein are not "goods" within the meaning of any Uniform
          Commercial Code.

13.6 JURISDICTION AND COSTS.

     (A)  Subject to Article 12 and Section 13.6(B), any judicial action relating in any way to this Agreement shall be brought only in a state or federal court located in Phoenix, Arizona.

     (B)  An action to enforce an arbitration award may be brought in any jurisdiction.

     (C)  The Parties waive any right to trial by jury in an action relating to this Agreement.

     (D)  The prevailing Party in any judicial action is entitled to recover its costs, litigation and other expenses, and reasonable attorneys' fees incurred in connection with such proceedings.

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13.7 NO THIRD-PARTY BENEFICIARIES.

     (A)  There are no third-party beneficiaries to this Agreement.

     (B)  This Agreement does not create, nor shall it be construed to create, any standard of care, duty or liability to any third party.

13.8 BINDING EFFECT. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and permitted assigns.

13.9 RECORDING.

     (A)  Either Party may record telephone conversations and other discussions regarding matters arising under this Agreement.

     (B)  Each Party agrees to obtain the consent of its employees and agents to such recording to the extent required by applicable law.

     (C)  All recordings of telephone conversations and other discussions are deemed Confidential Information.

13.10 REGULATORY JURISDICTION. This Agreement and any actions under this
     Agreement shall be subject to applicable regulatory jurisdiction and approvals, but this Agreement shall not be construed as subjecting either
     Party to the jurisdiction of any regulatory agency that would not otherwise have jurisdiction over such Party.

13.11 ASSIGNMENT.

     (A)  Neither Party may transfer or assign any of its rights, title, interests or obligations in or under this Agreement, including assignments of the Dedicated Contracts from PWCC, without the prior written consent of the other Party, except for:

          (1)  an assignment, including but not limited to a transfer or pledge, made as security for any financing if:

               (a)  the assigning Party provides prompt notice to the other
                    Party of the assignment, including the effective date; and

               (b)  the assignment does not release the assigning Party from any obligations or liabilities under this Agreement prior to the effective date of the assignment; or

          (2)  an assignment, including but not limited to a transfer or delegation, to an Affiliate if:

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               (a)  the assigning Party provides prompt notice to the other
                    Party of the assignment, including the effective date;

               (b)  the assignee Affiliate agrees to be fully bound by the
                    Agreement;

               (c)  the assignee Affiliate meets the Credit Support requirements of the non-assigning Party; and

               (d)  the assignment does not release the assigning Party from any obligations or liabilities under this Agreement prior to the effective date of the assignment.

     (B)  Any transfer that does not comply with Section 3.11(A) is null and void.

13.12 RECORDS.

     (A)  Each Party shall maintain records of all transactions under this
          Agreement for a minimum of 3 years from the billing date of the transaction.

     (B)  Each Party may require the other Party to produce the other Party's records to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement.

     (C)  If the records produced under Section 13.12(B) reveal any inaccuracy in any invoice or similar statement, a refund shall issue to the Party owed money plus Interest, except that if the invoice or statement resulting in the refund is over 12 months old, no refund shall issue.

13.13 NEGOTIATED AGREEMENT. The Parties agree that they have had meaningful discussions and negotiations over the provisions of this Agreement and therefore no provision is to be construed against the Party who drafted and prepared this Agreement.

13.14 SEVERABILITY. If any provision of this Agreement is determined to be unenforceable, illegal or otherwise invalid, then that provision shall be severed and the remainder of the Agreement shall remain in full force and effect if:

     (A)  the Parties can legally, practically, and commercially continue without the severed provision; and

     (B)  the severance does not defeat the purpose or relative economic position of either or both Parties in entering into this Agreement.

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13.15 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

SIGNED:

PINNACLE WEST CAPITAL CORPORATION       ARIZONA PUBLIC SERVICE COMPANY

By:_____________________________        By:_____________________________
Name:___________________________        Name:___________________________
Title:__________________________        Title:__________________________
Date:___________________________        Date:___________________________

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                                    EXHIBIT A

                                   DEFINITIONS

     When initially capitalized, the following terms used in the Agreement, including the Service Schedule and exhibits, have the meanings set forth below:

     "AFFECTED PARTY" means a Party affected by a material change under Section
6.1.

     "AFFILIATE" means: (a) an entity directly or indirectly controlling the other entity; (b) an entity directly or indirectly controlled by the other entity; or (c) an entity commonly controlled directly or indirectly with the other entity.

     "ANCILLARY SERVICES" means the services specified in Schedules 1 through 6 of APS' Open Access Transmission Tariff.

     "APS" means Arizona Public Service Company.

     "APS' FULL LOAD REQUIREMENTS" means APS' full Energy Product requirements needed to serve APS' present and future Standard Offer retail customers. APS'
Full Load Requirements excludes the amount of APS' retail load served by the following resources: (1) the SRP Power Coordination Agreement of September 15,
1955 and Territorial Agreement of August 31, 1955 to the extent such agreement is not a Dedicated Contract; (2) deliveries of capacity and energy under the
September 21, 1990 Asset Purchase and Power Exchange Agreement, Sections 3 and
4, between APS and PacificCorp to the extent such agreement is not a Dedicated
Contract; (3) the Arizona Corporation Commission's environmental portfolio standard in effect on the date of this Agreement; (4) APS' purchase power contracts with Qualifying Facilities and customer-owned generation in effect on the date of this Agreement or as subsequently authorized by law; (5) the output of APS' Palo Verde Nuclear Generation Station assets until they are transferred to Pinnacle West Energy Corporation; and (6) other generating assets retained by
APS pursuant to an order of the Arizona Corporation Commission.

     "BASE RATE" means the lesser of (a) the annual interest rate published as the "Prime Rate" in the WALL STREET JOURNAL's "Money Rates" section, unless the
WALL STREET JOURNAL no longer publishes the "Prime Rate," in which case a comparable rate agreed to by the Parties, plus 2 percent; or (b) the maximum interest rate allowed by law.

     "BUSINESS DAY" means a weekday during which United States banks are open for general commercial business and ending at 5:00 p.m. Phoenix time.

     "CAPACITY" means electric generating capability, expressed in kilowatts
(kW) or megawatts (MW).

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     "COMPETITIVE BIDDING PROCESS" means the bidding process through which PWCC or its assignee or agent shall contract for the portion of the Energy Products described in the Service Schedule as Competitively-Bid Energy Products.

     "COMPETITIVELY-BID ENERGY PRODUCTS" means Energy Products obtained through the Competitive Bidding Process described in Section 3.1 of the Service
Schedule.

     "CONFIDENTIAL INFORMATION" means any information relating to or provided under this Agreement that is designated by a Party as confidential, except (a)
information in a Party's possession prior to its receipt from the other Party;
(b) information obtained from a third person who, as far as the obtaining Party is aware, was not prohibited by a contractual, legal or fiduciary obligation from transmitting the information; (c) information that has become publicly available through no fault of the obtaining Party; and (d) information that a
Party is required by law, regulation, or administrative or judicial order to disclose, including information related to satisfying regulatory requirements, if the Party disclosing such information has provided prompt notice of the requirement and allowed a reasonable period of time for the other Party to seek to restrain such disclosure.

     "CONTRACT PRICE" means the price specified in the attached Service Schedule for each Contract Year including adjustments.

     "CONTRACT TERM" or "TERM" means the period beginning on the Effective Date and ending on the termination date specified in Section 11.2.

     "CONTRACT YEAR" means (a) for the initial contract year, 12:01 A.M. on the date delivery of Energy Products commences pursuant to Section 1 of the attached
Service Schedule, and ending 12:00 Midnight, December 31 of the same calendar year; and (b) for each subsequent calendar year, the period of time between
12:01 A.M., January 1 and ending 12:00 Midnight, December 31.

     "CREDIT SUPPORT" means: (a) a Letter of Credit, (b) a Guaranty, or (c) such other form of commercially-reasonable security acceptable to the secured Party.

     "CREDIT SUPPORT PROVIDER" means: (a) a Guarantor, (b) an Issuer, or (c) a provider of another form of Credit Support who is acceptable to the secured
Party.

     "DEDICATED CONTRACTS ENERGY PRODUCTS" means Energy and Capacity sold to APS from the Dedicated Contracts.

     "DEDICATED CONTRACTS" means energy and capacity procured pursuant to the:
(a) SRP Power Coordination Agreement and Territorial Agreement, and (b) Sections
3 and 4 of the Asset Purchase and Power Exchange Agreement between APS and
Pacificorp dated September 21, 1990; but (c) only to the extent that such contracts are transferred to or assumed by Pinnacle West Capital Corporation.

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     "DEDICATED ENERGY PRODUCTS" means Energy and Capacity sold to APS from the
Dedicated Units and Dedicated Contracts.

     "DEDICATED UNITS" means Palo Verde Units 1-3, West Phoenix Units 1-5 and
CT1-2, Saguaro Steam Units 1&2 and CTs 1-3, Navajo Units 1-3, Four Corners Units
1-5, Yucca Unit 1 and CTs 1-4, Douglas CT, Cholla Units 1-3, Ocotillo Units 1-2
and CT1-2 and Redhawk Units 1-2, from commissioning until such units are retired, as applicable.

     "DEDICATED UNITS BILLING ENERGY" means the quantity of Energy billed to APS by PWCC each calendar month under Section 3.2 of the Service Schedule. Unless revised as a result of an applicable RTO requirement, Dedicated Units Billing
Energy shall equal: (a) the sum of net tie metering for all interconnections between APS' control area and other control areas as measured through telemetered data and adjusted for end-of-month system revenue metering as agreed between the Parties, plus (b) all net metered generation interconnected with
APS' control area as measured through telemetered data and adjusted for end-of-month system revenue metering as agreed between the Parties, plus (c)
losses on third parties' transmission systems associated with transmission used by APS to serve APS' Full Load Requirements, less (d) retail and wholesale loads served by other providers or supplied by PWCC to APS under separate contract within APS' control area, less (e) Supplemental Energy Products, less (f)
Replacement Energy Products, less (g) Competitively-Bid Energy Products, less
(h) Dedicated Contracts Energy Products, less (i) those resources specifically excluded in the definition of APS' Full Load Requirements.

     "DEDICATED UNITS ENERGY PRODUCTS" means Energy and Capacity sold the APS from the Dedicated Units.

     "DEFAULTING PARTY" means a Party who itself or through its Credit Support
Provider is subject to an Event of Default.

     "DELIVERY POINT" means a location or locations, as agreed-upon from time to time, at which PWCC's resources used to provide Energy Products to APS interconnect with: (a) APS' transmission or distribution system; (b) the system of a future RTO in which APS' retail load is located; or (c) points of interconnection between such systems and adjoining systems.

     "DEMAND" means the rate at which Energy is delivered.

     "DIRECT ACTUAL DAMAGES" means the damages calculated under Section 7.2.

     "EARLY TERMINATION DATE" means a date on which the Agreement is terminated that is earlier than the date specified in Section 11.2 of the Agreement.

     "ENERGY" means three-phase, sixty-hertz electric energy delivered at the nominal voltage of the Delivery Point expressed in megawatt hours (MWh) or kilowatt hours (kWh).

     "ENERGY PRODUCTS" means Energy and Capacity.

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     "EVENT OF DEFAULT" means an event of default described in Section 7.1.

     "FERC" means the Federal Energy Regulatory Commission or its successor.

     "FORCE MAJEURE" means an event that: (a) is not anticipated on the date the
Agreement is signed; (b) is not within the reasonable control of the Party claiming Force Majeure; (c) could not, in the exercise of reasonable diligence and Good Utility Practice by the Party claiming Force Majeure, have been prevented or avoided; and (d) renders the Party claiming Force Majeure unable to carry out, wholly or in part, its obligations under this Agreement. Subject to the foregoing, Force Majeure includes, but is not limited to, the following events: (1) act of God; (2) act of public enemy, war, terrorism, blockade, insurrection, civil disturbance, disobedience or riot; (3) strike, lockout, material shortage or other industrial disturbance; (4) epidemic, landslide, earthquake, fire, storm, lightning, flood or other natural catastrophe; (5)
failure of the transmission or distribution grid, including third parties'
transmission facilities, to transmit or distribute Energy; (6) reductions or interruptions in services which may be required by the control area operator or regional transmission organization; (7) material failure of performance by any
PWCC supplier, including failures as a result of Force Majeure, which results in a shutdown or material reduction of any of the generation capacity or output owned or controlled by PWCC or a PWCC Affiliate; (8) shutdown or reduction by the Nuclear Regulatory Commission of a material portion of the generation capacity or output which is owned or controlled by PWCC or a PWCC Affiliate; (9)
act, omission, failure to act, or order of a civil, judicial, regulatory or government authority, if the Party claiming Force Majeure has acted to the fullest extent reasonable to prevent or correct the act, omission, failure to act or order; and (10) any other act or omission similar to the foregoing examples which by the exercise of a Party's reasonable diligence cannot be overcome. Force Majeure specifically excludes PWCC's ability to sell Dedicated
Energy Products at a more advantageous price. "GOOD UTILITY PRACTICE" means (a)
any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period; and
(b) any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition.
Good Utility Practice does not necessarily require the optimum practice, method, or act to the exclusion of all others but does include a requirement that PWCC provide installed or purchased generating reserves reasonably needed to supply firm Dedicated Energy Products to APS as required under this Agreement.

     "GOVERNMENTAL AUTHORITY" means (a) a city, municipality, county, state or other governmental board or authority; (b) a regulatory or public power board or authority; (c) a public utility or public power district; (d) a joint action agency; (e) a federally recognized tribal board, authority or agency; or (e)
other similar political subdivisions or public entities of the United States, or any state or a territory, acting individually or in combination.

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     "GUARANTOR" means an entity or entities executing a Guaranty of the obligation of one Party to the other Party. A Guarantor must be reasonably acceptable to the Party receiving the Guaranty.

     "GUARANTY" means a guaranty, hypothecation agreement, security agreement, or any other document containing an obligation of a Guarantor in favor of, and supporting obligations of, one Party to the other Party. The Guaranty must be in a form and substance reasonably acceptable to the Party receiving the Guaranty.

     "INTEREST" means interest accruing at the Base Rate, compounded daily based on a 360-day year, from and including the due date to and including the payment date or, if applicable, interest as ordered by FERC.

     "ISSUER" means a person executing and delivering to a Party a Letter of
Credit or another form of Credit Support document that is not a Guaranty. An
Issuer must be reasonably acceptable to the receiving Party.

     "LETTER OF CREDIT" means an instrument or agreement, revocable or irrevocable, entered into by a bank or other financial institution providing that the issuer will honor drafts or other demands for payment upon compliance with the conditions specified in the credit.

     "MARKET QUOTATION" means a quotation determined under Section 7.1(E)(2).

     "NERC" means the North American Electric Reliability Council and any
successor.

     "NET SETTLEMENT AMOUNT" means the amount calculated under Section
7.1(E)(1).

     "OFF-SYSTEMS SALES MARGIN" means the revenue received from energy sales to anyone other than APS from the Dedicated Units less: (a) the costs of associated fuel, transmission and Ancillary Services if applicable, and (b) any other out-of-pocket costs associated with the sale.

     "PARTIES" means both APS and PWCC.

     "PARTY" means either APS or PWCC.

     "PERFORMING PARTY" means the non-defaulting Party upon an Event of Default or the non-breaching Party in the case of a breach.

     "PINNACLE WEST ENERGY CONTRACT" means the contract between PWCC and
Pinnacle West Energy Corporation referred to in Section 2.1(C) of the Agreement.

     "PURCHASE PRICE" means the price in United States dollars, unless otherwise agreed, to be paid by APS to PWCC in exchange for the Energy Products. The
Purchase Price may be stated in a per unit price for a specific Energy Product or Products or as a total price for all Energy Products.

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                         Page 34

     "PWCC" means Pinnacle West Capital Corporation.

     "REFERENCE MARKET MAKERS" means four leading dealers in the relevant market selected by either Party determining a Market Quotation in good faith from among dealers of the highest credit standing which satisfy all the criteria that a
Party applies generally at the time of deciding whether to enter into similar transactions

     "REPLACEMENT ENERGY PRODUCTS" means Energy Products provided by PWCC under
Section 3.1.4 or Section 3.4 of the Service Schedule.

     "RTO" means a FERC-approved regional transmission organization, including but not limited to a transco, gridco or the WestConnect RTO.

     "SALES PRICE" means (a) the price at which the Performing Party, acting in a commercially reasonable manner, effects a resale of undelivered Energy
Products; or, (b) the market price for the quantity of Energy Products at the
Delivery Points agreed upon by the Parties; less (c) costs reasonably incurred by the Performing party in reselling Energy Products, additional transmission charges incurred by the Performing Party in delivering Energy Product to third-party buyers and penalties, ratcheted demands or similar charges.

     "SRP" means the Salt River Project Agricultural Improvement and Power
District.

     "SUBSTITUTE PRICE" means the price at which APS acting in a commercially reasonable manner purchases at the Delivery Points a replacement for Energy
Products not delivered by PWCC, plus costs reasonably incurred by APS in purchasing the substitute product; plus additional transmission charges reasonably incurred by APS in purchasing the substitute product.

     "SUPPLEMENTAL ENERGY PRODUCTS" means Energy Products provided by PWCC under
Section 3.3 of the Service Schedule.

     "TARIFF" means PWCC's Market-Based Rate Tariff on file and approved by
FERC, as amended from time to time.

     "TAXES" means all taxes, fees, levies, penalties, licenses or charges imposed by any Governmental Authority.

     "TRANSMISSION PROVIDER" means an entity or entities transmitting or transporting the Energy Product on PWCC's or APS' behalf to or from the Delivery
Points.

     "UNPAID AMOUNTS" means the amounts determined under Section 7.1(E)(3).

     "WSCC" means the Western Systems Coordinating Council.

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                         Page 35

                                    EXHIBIT B

                       NOTIFICATION AND POINTS OF CONTACT

         For PWCC:                 Contract Administration to:

                                    PINNACLE WEST CAPITAL CORPORATION
                                    400 N. 5th Street, Station 9842
                                    Phoenix, AZ 85004
                                    ATTN: Dennis Beals

                                    PHONE: (602) 250-3101
                                    FAX:   (602) 250-3719

                                    Payments to:

                                    PINNACLE WEST CAPITAL CORPORATION
                                    Bank Name: Bank One of Arizona
                                    Acct No.:  2270-3938
                                    ABA No.:   122100024

         For APS:                   ARIZONA PUBLIC SERVICE COMPANY
                                    400 N. 5th Street, Station 8632
                                    Phoenix, AZ  85004
                                    ATTN: Keith Van Ausdal

                                    PHONE: (602) 250-2951
                                    FAX:   (602) 250-213

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                       Page SS 1

                                SERVICE SCHEDULE

         This Service  Schedule  further  defines the obligations of the Parties with respect to the Agreement.

1.   EFFECTIVE DATE.

     1.1  This Service Schedule is for the sale and purchase of APS' Full Load
          Requirements, beginning on the Effective Date of the Agreement and continuing through December 31, 2015, unless otherwise terminated or extended pursuant to this Agreement.

2.   FORECAST.

     2.1  APS shall provide a five-year forecast of the APS' Full Load
          Requirements on an hourly basis 60 days prior to each calendar year.
          The first five-year forecast shall be provided within 30 days of the execution of this Agreement. APS shall also update the forecast during each calendar year for known or anticipated changes in load.

     2.2  Scheduling/Forecast. APS shall use its best efforts to submit accurate and timely forecasts and to facilitate PWCC's submittal of an accurate schedule for receipt of APS' Full Load Requirements. PWCC may schedule the delivery of Energy Products to APS in any combination of MW amounts and at any combination of Delivery Points as necessary to satisfy the total Energy Products supply requirements.

3.   PROVIDING APS' FULL LOAD REQUIREMENTS. PWCC shall provide APS' Full Load
     Requirements and APS shall pay all costs associated with such service as follows:

     3.1  Competitively-Bid Energy Products.

          3.1.1 Commencing on January 1, 2003, PWCC shall secure and provide
                Energy Products to APS through a competitive bidding process in the initial amount of 270 MWs at an overall 51% load factor.
                Energy Products acquired through a competitive bidding process shall include transmission to the Delivery Points. PWCC may charge APS for Ancillary Services or other delivery costs if not included in the Competitively-Bid Energy Products.

          3.1.2 Energy Products acquired through a competitive bidding process shall be increased by an additional 270 MWs at an overall 51%
                load factor each Contract Year thereafter through 2008 so that by the end of 2008, 1620

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                       Page SS 2

                MW will be supplied--an amount which APS estimates to be
                approximately 23% of 2008 peak load.

          3.1.3 PWCC shall, directly or through an assignee or agent, conduct the Competitive Bidding Process for the benefit of APS. The specific details of the Competitive Bidding Process shall be determined by PWCC in consultation with APS, provided that the selection of the winning bidders, as well as contract
                provisions, specifications and creditworthiness shall be
                expressly approved by APS.

          3.1.4 APS shall be responsible for any and all costs and expenses incurred in the acquisition of any Energy Products supplied through the Competitive Bidding Process, including PWCC's
                administrative expenses associated with bid development and evaluation, and procurement. In the event of non-performance by parties that are under contractual commitments as a result of the Competitive Bidding Process, PWCC will use commercially reasonable efforts to obtain Replacement Energy Products for the benefit of APS. APS shall be responsible for all costs incurred for the Replacement Energy Products. In consultation with APS,
                PWCC shall pursue all commercially legal remedies for defaults under contracts entered into as a result of the Competitive
                Bidding Process. APS shall be responsible for all costs and fees associated with the pursuit of such remedies, and APS shall receive all monies awarded as a remedy.

          3.1.5 Should PWCC wish to participate in the Competitive Bidding
                Process as a seller, PWCC shall engage an independent third party to perform the necessary functions of the Competitive
                Bidding Process on behalf of PWCC. APS shall approve such
                independent third party. If PWCC is selected in the Competitive
                Bidding Process, then a separate agreement between APS and PWCC will be executed for such Competitively Bid Energy Products.

     3.2  Dedicated Energy Products. Subject to the Agreement and this Service
          Schedule, PWCC shall provide Dedicated Energy Products from the
          Dedicated Units and the Dedicated Contracts to serve APS' Full Load
          Requirements.

          3.2.1 Dedicated Units Energy Products. Dedicated Units Energy Products
                shall be priced at the actual prices charged to PWCC in the
                Pinnacle West Energy Contract. The Parties recognize that the prices in the Pinnacle West Energy Contract include:

                    *    a Facilities Charge that includes a return of and on
                         the fixed capital assets of the Dedicated Units and
                         their associated operation and maintenance costs
                         excluding fuel, as set forth in Attachment 1 to this
                         Service Schedule;

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                       Page SS 3

                    *    a Base Fuel Charge ("BFC") for fuel and related costs
                         associated with the Dedicated Units Energy Products, as
                         set forth in Attachment 2 to this Service Schedule;

                    *    a Fuel and Purchased Power Adjustment ("FPPA") for
                         variable costs, as set forth in Attachment 2 to this
                         Service Schedule; and

                    *    transmission, losses, and Ancillary Services costs to
                         the Delivery Points as a pass through charge to APS.

               The Fuel and Purchased Power Adjustment can be positive or negative.

          3.2.2 Pricing of Dedicated Units Energy Products.

                    3.2.2.1   Based on Section 3.2.1 above and Attachment 1 to
                              this Service Schedule, the initial Facilities
                              Charges for Dedicated Units Energy Products in the
                              Pinnacle West Energy Contract shall be:

                                         Facilities Charge
                              Year         ($000/Month)
                              ----         ------------
                              2002           $35,440       (excludes Palo Verde)
                              2003           $63,600
                              2004           $67,120

                    3.2.2.2   For Contract Years following 2004, the Facilities
                              Charge in the Pinnacle West Energy Contract shall
                              be calculated as provided in Attachment 1 to this
                              Service Schedule.

                    3.2.2.3   The Base Fuel Charge in the Pinnacle West Energy
                              Contract shall be $0.0210 per kWh for 2002 and
                              $0.0174 per kWh for 2003 and thereafter for the
                              remaining term of this Agreement, as provided in
                              Attachment 2 to this Service Schedule.

                    3.2.2.4   Beginning March 1, 2003, a Fuel and Purchased
                              Power Adjustment to the Base Fuel Charge will be
                              applied each month to the billing for Dedicated
                              Units Energy Products. The Fuel and Purchased
                              Power Adjustment in the Pinnacle West Energy
                              Contract shall be calculated annually prior to
                              March of each calendar year as provided in
                              Attachment 2 to this Service Schedule.

                    3.2.2.5   For billing purposes, the Base Fuel Charge and the
                              Fuel and Purchased Power Adjustment shall be
                              applied to the Dedicated Units Billing Energy.

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                       Page SS 4

          3.2.3 Minimum Availability of Dedicated Units.

                    3.2.3.1   Capacity. At a minimum, PWCC shall make Capacity
                              from the Dedicated Units available as follows: (a)
                              for 2002, prior to the transfer of Palo Verde
                              Nuclear Generating Station Assets, the lesser of
                              3440 MW at system peak or actual load at system
                              peak; and (b) for 2003 and later, after the
                              transfer of Palo Verde Nuclear Generating Station
                              Assets, the lesser of 4720 MW at system peak or
                              actual load at system peak, subject to adjustment
                              as Dedicated Units are retired.

                    3.2.3.2   Energy. At a minimum, PWCC shall have available
                              Energy from the Dedicated Units in the amount of:
                              (a) for 2002, prior to the transfer of Palo Verde
                              Nuclear Generating Station Assets, 15,370 GWh
                              annually; and (b) for 2003 and later, after the
                              transfer of Palo Verde Nuclear Generating Station
                              Assets, 21,090 GWh annually, subject to adjustment
                              as Dedicated Units are retired.

               3.2.4 Dedicated Contracts Energy Products. Dedicated Contracts
                     Energy Products shall be priced at the actual cost incurred by PWCC under the provisions of those contracts, including transmission, losses, and Ancillary Services to the
                     Delivery Point. In the event of a default on a Dedicated
                     Contract, PWCC shall obtain Replacement Energy Products
                     pursuant to Section 3.4 of this Service Schedule.

     3.3  Supplemental Energy Products. If APS' Full Load Requirements exceeds the Energy Products provided under Sections 3.1 and 3.2, or if there are insufficient qualified bidders to supply the required level of
          Competitively-Bid Energy Products under Section 3.1 of this Service
          Schedule, then PWCC shall use commercially-reasonable efforts to obtain the additional energy requirements in the market. APS shall be responsible for any and all costs and expenses incurred in the acquisition of any Supplemental Energy Requirements supplied including
          PWCC's administrative expenses incurred for procurement.

     3.4  Replacement Energy Products. In the event of non-performance by parties that are under contractual commitments as a result of APS'
          Supplemental Energy Requirements, PWCC shall use
          commercially-reasonable efforts to obtain Replacement Energy Products for the benefit of APS. PWCC shall also obtain Replacement Energy
          Products when requested under Section 8.1(B) of the Agreement. APS shall be responsible for any and all costs incurred for the acquisition of Replacement Energy Products including PWCC's administrative expenses incurred for procurement. In consultation with
          APS, PWCC shall pursue all commercially legal remedies for defaults under contracts entered into to

                                                        Purchase Power Agreement
                                                        Contract No. ___________
                                                                       Page SS 5

          acquire Supplemental Energy Products. APS shall be responsible for all costs and fees associated with the pursuit of such remedies, and APS shall receive all monies awarded as a remedy.

                                                        PURCHASE POWER AGREEMENT
                                                            CONTRACT NO. _______
                                                                SERVICE SCHEDULE
                                                                   ATTACHMENT #1

    CALCULATION OF THE FACILITIES CHARGE IN THE PINNACLE WEST ENERGY CONTRACT

1.   FACILITIES CHARGE (FC).

     The FC for 2002-04 as specified in Section 3.2.2.1 of the Service Schedule was derived using the method below. Effective January 1, 2005 and every three years thereafter the FC shall include the reasonable costs of owning and operating the Dedicated Units as recalculated below:

     FC $/Month  = [[(ROR %) X (Net Dedicated Units Assets $)] + (Dedicated Units Operating Annual Expenses $) -  Annual Ancillary Service Revenues(1)]
                   ------------------------------------------------------------------------------------------------------------------------------------
                                                                                12 Months

     Where:

     Rate of Return (ROR) is 9.12% which is the cost of capital assuming a 50/50 debt-equity  capital structure,  at a 7.5% cost of debt and a 11.25% return on equity.

     Net Dedicated Units Assets(2) = Original Plant-in-Service Cost(3) - Accumulated Depreciation - Accumulated Deferred Income Taxes
                                                   + Material & Supplies + Prepayments + Working Cash

     Dedicated Units Operating Expenses(4) = Operation & Maintenance Expenses(5) + Administrative & General Expenses + Depreciation & Amortization Expenses(6) + Ad Valorem Taxes(7)
                                                             + Income Tax Expense(8) + Other Taxes or Assessments(9) + Miscellaneous Deferred Credits

--------
(1)  Includes revenues paid to PWCC by APS for ancillary services pursuant to the terms of a separate contract.
(2)  Projected three year average of year end balances. Each component shall be defined pursuant to the FERC system of accounts or if no applicable FERC system of accounts exists, then on General Accepted Accounting Principles
     (GAAP). All A&G related expenses, not directly charged, shall be allocated on wages and salaries for the Dedicated Units as a percent of total
     Pinnacle West Energy wages and salaries.
(3)  Original Plant-in-Service Costs will include all capitalized costs of the
     Dedicated Units plus improvements including common and intangible.
(4)  Projected three year average. Each component shall be defined pursuant to the FERC system of accounts or if no applicable FERC system of accounts exists, then on General Accepted Accounting Principles (GAAP). All A&G
     related expenses, not directly charged, shall be allocated on wages and salaries for the Dedicated Units as a percent of total Pinnacle West Energy wages and salaries.
(5)  Costs and expenses associated with the Dedicated Units excluding fuel and purchased power.
(6)  Costs and expenses associated with the Dedicated Units, including related common facilities.
(7)  Costs and expenses associated with the Dedicated Units, including related common facilities.
(8)  Based on the statutory tax rate, both state and federal, for PWEC on stand alone basis.
(9)  Taxes and assessments based on generation or gross revenue.

                                                        PURCHASE POWER AGREEMENT
                                                            CONTRACT NO. _______
                                                                SERVICE SCHEDULE
                                                                   ATTACHMENT #2

      CALCULATION OF THE BFC AND FPPA IN THE PINNACLE WEST ENERGY CONTRACT

1.   BASE FUEL CHARGE (BFC).

     The BFC shall be set at $0.021/kWh for the calendar year 2002, and at
     $0.0174 /kWh effective January 1, 2003 for the remainder of the Agreement, and is the Average Fuel Costs associated with the Dedicated Units (AFCDU)
     for 2002-2004.

     Where:

     AFCDU $/kWh = (Total fuels cost of Dedicated Units(1) $)/(Total generation of the Dedicated Units MWh)

2.   FUEL & PURCHASED POWER ADJUSTMENT (FPPA).

     Beginning March 1, 2003 a FPPA to the BFC will be applicable each month to the billing for Dedicated Units Energy Products. The FPPA shall be calculated annually prior to March of each calendar year as follows:

     FPPA $/kWh = [(Projected AFCDU(2) - BFC) $/kWh] + [((Actual AFCDU(3) -(BFC + FPPA(4)) $/kWh) X Actual kWh)-Off-System Sales Margin $]
                                                       -----------------------------------------------------------------------------------
                                                                                           Projected kWh

     Where:

          "Actual kWh" is the actual Dedicated Units Energy Products purchased by APS on a kWh basis for the prior contract year.

          "Projected kWh" is the kWh projected by APS pursuant to Section 2 of this Service Schedule, less the Energy Products acquired under Section
          3.1, Section 3.2.4, Section 3.3, and Section 3.4 of this Service
          Schedule, for the period March 1 of the current Contract Year through the last day of February of the next Contract Year.

          Off-System Sales Margin(5) = [(Off-System MWh X (Price6 $/MWh
          -AFCDU(7) $/MWh)) - Other Costs(8)] X .25

----------
(1)  Total fuels costs of Dedicated Units shall include all coal, gas including transportation, oil, nuclear fuel expenses, costs and benefits of fuel-related financial instruments, nuclear spent fuel costs, any applicable surcharges, purchased power costs associated with economic dispatch of the Dedicated Units, nuclear decommissioning expense to the extent it is not recovered from the System Benefits charge authorized by the Arizona Corporation Commission, and any other fuel related expenses, including but not limited to costs associated with emissions allowances.
(2)  For current Contract Year.
(3)  For prior Contract Year.
(4)  For prior Contract Year.
(5)  For prior Contract Year for energy products delivered and sold into the wholesale market for third-party purchases.
(6)  The Price will be based upon the Dow Jones Palo Verde Daily On and Off-Peak
     Index as applicable to the specific sales. In the event this index ceases to exist or a more representative index is developed for Arizona or the southwest portion of the U.S.A. then the index will be replaced.
(7)  For prior Contract Year.
(8)  Includes transmission costs and losses, and Ancillary Services, if applicable, and other out-of-pocket costs associated with the sales.